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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1998 in the Summit Design, Inc. and OrCAD, Inc. Joint Proxy Statement to be filed with the Securities and Exchange Commission on or about September 29, 1998.


                                          Ernst & Young LLP



Orange County, California
November 9, 1998